CMA MULTI-STATE MUNICIPAL SERIES TRUST

CMA CALIFORNIA MUNICIPAL MONEY FUND

SERIES NO. 4

FILE # 811-5011

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
11/3/2005	State of California 4.50 6/30/06	70,000,000	3,000,000,000

Morgan Stanley

Banc of America

Bear Stearns

Citigroup Global Mkts

E.J. De La Rosa

Goldman Sachs

J.P. Morgan

Lehman Brothers

Merrill Lynch

Ramirez & Co.

Siebert Brandford Shank

UBS Financial

Wells Fargo